EXHIBIT 10.2

ADDENDUM TO

Settlement and General Release Agreement

between BarPoint, Inc. and PriceGrabber.com, Inc.

This Addendum (“Addendum”) to the Settlement and General Release Agreement between the parties hereto with an effective date of September 23, 2004 (“Agreement”) is entered into as of this 4th day of February 2005 (“Addendum Effective Date”), by and between PriceGrabber (as defined in the Agreement), and BarPoint (as defined in the Agreement). This Addendum is fully incorporated into and made a part of the Agreement.  Unless otherwise specified herein, capitalized terms shall have the meanings assigned to them in the Agreement.  All references to Paragraph (or Para.) numbers are to Paragraph numbers in the Agreement; therefore Paragraphs in this Addendum may not be consecutively numbered.  All references to language that should be replaced, revised or deleted are to language in the Agreement, and Paragraphs (and other sections) of the Agreement not expressly modified by this Addendum continue in full force and effect.  As of the Addendum Effective Date, any references to the Agreement shall be deemed to refer to the Agreement as amended hereby.

WHEREAS, the Agreement required the Parties to enter into the Cobrand Agreement;

WHEREAS, BarPoint has informed PriceGrabber that its preference is not to enter into the Cobrand Agreement; and

WHEREAS, PriceGrabber is willing to waive BarPoint’s obligation to enter into the Cobrand Agreement in exchange for a payment by BarPoint to PriceGrabber (as set forth below).

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Agreement, the parties hereto agree as follows:

Definition b.  “All Claims” – The following words are deleted from the fifth line of this definition: “the terms of the Cobrand Agreement,”

Definition d.  “Cobrand Agreement” – This definition is replaced in its entirety with the following:

“d. Intentionally Omitted”

Definition e.  “Consideration” – The following is deleted from this definition:

“b) the Cobrand Agreement; and”

and is replaced with:

“b) Intentionally Omitted; and”

Para. 2. The words in this Para. are deleted in their entirety, and are replaced with: “Intentionally Omitted”

Para. 18. The following words are deleted from the first sentence of this Para.: “with the exception of the Cobrand Agreement”

In consideration for PriceGrabber agreeing to: (i) waive the obligation on the part of BarPoint to enter into the Cobrand Agreement; and more generally, (ii) the terms of this Addendum, BarPoint agrees to pay PriceGrabber Five Thousand United States Dollars ($5,000). Such payment shall be made by check made out to PriceGrabber.com, LLC, and received within ten (10) days of the Addendum Effective Date to:

PriceGrabber.com, LLC

Attn: Simon Horsman, General Counsel

10441 Jefferson Blvd. Suite 200

Culver City, CA 90232

IN WITNESS WHEREOF, each of the parties hereto has executed this Addendum effective as of the Addendum Effective Date.

BARPOINT.COM, INC. and LOYALTYPOINT, INC. by:/s/ Paul Robinson name: Paul Robinson title: CEO	PRICEGRABBER.COM, LLC and PRICEGRABBER.COM, INC. by:/s/ Kamran Pourzanjani name: Kamran Pourzanjani title: President/CEO

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